Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-255309) pertaining to the ACV Auctions Inc. 2015 Long-Term Incentive Plan, ACV Auctions Inc. 2021 Equity Incentive Plan and ACV Auctions Inc. 2021 Employee Stock Purchase Plan,
(2)Registration Statement (Form S-8 No. 333-256222) pertaining to the ACV Auctions Inc. 2015 Long-Term Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-262933) pertaining to the ACV Auctions Inc. 2021 Equity Incentive Plan and ACV Auctions Inc. 2021 Employee Stock Purchase Plan,
(4)Registration Statement (Form S-8 No. 333-270179) pertaining to the ACV Auctions Inc. 2021 Equity Incentive Plan and ACV Auctions Inc. 2021 Employee Stock Purchase Plan, and
(5)Registration Statement (Form S-8 No. 333-277231) pertaining to the ACV Auctions Inc. 2021 Equity Incentive Plan;

of our reports dated February 19, 2025 with respect to the consolidated financial statements of ACV Auctions Inc. and the effectiveness of internal control over financial reporting of ACV Auctions Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.
/s/ Ernst & Young LLP
Buffalo, NY
February 19, 2025